                                                                  EXHIBIT T3B-12


                       PIONEER CHLOR ALKALI COMPANY, INC.

                                     BY-LAWS



                                   ARTICLE I
                                     OFFICES

         SECTION 1. REGISTERED OFFICE. The registered office of the Corporation in the State of Delaware shall be established and maintained at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and The Corporation Trust Company shall be constituted and appointed the registered agent of the Corporation at the address of its registered office.

         SECTION 2. OTHER OFFICES. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

         SECTION 1. ANNUAL MEETING. The annual meeting of stockholders for the election of Directors and such other business as may properly be brought before the meeting shall be held at such place within or without the State of Delaware and at such date and time as shall be designated by the Board of Directors and state din the notice of the meeting or in a duly executed waiver of notice thereof. In the event the Board of Directors fails to so determine the time, date, and place of meeting, the annual meeting of stockholders shall be held at the registered office of the Corporation in Delaware on the last Thursday of March.

         SECTION 2. SPECIAL MEETINGS. Special meetings of the stockholders for any purpose or purposes may be called by the President and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning not less than 10% of all the shares entitled to vote at the meetings. A request for a special meeting shall state the purpose or purposes of the proposed meeting and business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

         SECTION 3. NOTICE. Written notice stating the place, day, and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) or more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officers or persons calling the meeting, to each stockholder of record entitled to vote at such meeting. Attendance at a meeting shall constitute a waiver of notice, except where the person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called.

         SECTION 4. RECORD DATE. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend, the Board of Directors may in advance establish a record date which must be at least ten
(10) but not more than fifty (50) days prior to such meeting. If the Board of Directors fail to establish a record date, the record date shall be the date on which notice of the meeting is mailed.

         SECTION 5. VOTING LIST.

               (a) The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least ten (10) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting or ant adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the Corporation or at the place where such meeting is to be held, and shall be subject to inspection by any stockholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting. The original stock transfer book shall be prima facie evidence as to who are the stockholders entitled to examine such list or transfer books or to vote at any meeting of stockholders.

               (b) Failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

               (c) Any officer or agent having charge of the stock transfer books who shall fail to prepare the list of stockholders or keep the same on file for a period of ten (10) days, or produce and keep open for inspection as provided in this section, shall be liable to any stockholder suffering damage on account of such failure, to the extent of such damage. In the event that such officer or agent does not receive notice of a meeting of stockholders sufficiently in advance of the date of such meeting reasonably to enable him to comply with the duties prescribed by these By-laws, the Corporation, but not such officer or agent, shall be liable to any stockholder suffering damage on account of such failure, to the extent of such damage.

         SECTION 6. QUORUM OF STOCKHOLDERS. The holders of a majority of the shares issued and outstanding and entitled to vote thereat, present in person, or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, a quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person, or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting, provided a quorum shall be present or represented thereat, any business may be transacted which might have been transacted if the meeting had been held in accordance with the original notice thereof.

         SECTION 7. WITHDRAWAL OF QUORUM. If a quorum is present at any meeting, the vote of the holders of a majority of the shares entitled to vote, present in person, or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which a different vote is required by express provision of the statutes or by the Certificate of Incorporation or these By-laws. The stockholders present at a meeting at which a quorum is present may continue to transact business until adjournment, despite the withdrawal of stockholders after the commencement of the meeting, which withdrawal leaves less than a quorum remaining at the meeting.

         SECTION 8. METHOD OF VOTING. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the Certificate of Incorporation. A stockholder may vote either in person or by proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable and unless otherwise made irrevocable by law.

         SECTION 9. ACTION WITHOUT MEETINGS. Any action required or which may be taken at a meeting of the stockholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the stockholders entitled to vote with respect to the subject matter thereof and such consent shall have the same force and effect as a unanimous vote of the stockholders.

                                  ARTICLE III
                                    DIRECTORS

         SECTION 1. POWERS. The business and affairs of the Corporation and all corporate powers shall be managed by the Board of Directors, subject to any limitation imposed by statute, the Certificate of Incorporation or these By-Laws as to action which requires authorization or approval by the stockholders.

         SECTION 2. NUMBER/QUALIFICATIONS. The number of Directors which shall constitute the whole Board shall be not less than one or more than nine as determined by the stockholders, none of whom need be residents of the State of Delaware or stockholders of the Corporation.

         SECTION 3. ELECTION. The Directors shall be elected at the annual meeting of the stockholders, and each Director elected shall serve until his successor shall have been elected and qualified.

         SECTION 4. VOTING. Every stockholder entitled to vote shall have the right to: vote the number of voting shares owned by him for as many persons as there are directors to be elected and for whose election he has the right to vote; or unless cumulative voting is prohibited by the Certificate of Incorporation, to cumulate his votes by giving one candidate as many votes as the number of such directors multiplied by the number of his shares shall equal, or by distributing such votes on the same principal among any number of such candidates. Any stockholder who intends to cumulate his votes if herein authorized shall given written notice of his intention to the Secretary of the Corporation on or before the day preceding the election at which such stockholder intends to cumulate his votes. All stockholders may cumulate their votes if any stockholder gives the written notice provided for herein.

         SECTION 5. REMOVAL OF DIRECTORS.

               (a) At any meeting of stockholders called expressly for the purpose of removing a Director, any Director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of Directors.

               (b) Unless cumulative voting is prohibited by the Certificate of Incorporation, if less than the entire Board is removed, no one of the Directors may be removed if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors.

         SECTION 6. VACANCIES. Any vacancy in the Board of Directors caused by death, resignation, removal or otherwise shall be filled by a majority of the remaining Directors though less than a quorum of the Board of Directors. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

         SECTION 7. INCREASE OR DECREASE IN NUMBER. The number of Directors may be increased or decreased from time to time by amendment to these By-laws but no decrease shall have the effect of shortening the term of any incumbent Director. Any directorship to be filled by reason of an increase in the number of Directors shall be filled by election at an annual or special meeting of stockholders.

                                   ARTICLE IV
                       MEETINGS OF THE BOARD OF DIRECTORS

         SECTION 1. PLACE. Meetings of the Board of Directors, regular or special, may be held either within or without the State of Delaware.

         SECTION 2. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held upon notice, or without notice unless notice is required under these By-laws and at such time and at such place as shall from time to time be determined by the Board.

         SECTION 3. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors or the President and shall be called by the Secretary on the written request of two Directors. Notice of each special meeting of the Board of Directors shall be given to each Director at least five (5) days before the date of the meeting.

         SECTION 4. NOTICE AND WAIVER OF NOTICE. Attendance of a Director at any meeting shall constitute a waiver of notice of such meeting, except where a Director attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Except as may be otherwise provided by law or by the Certificate of Incorporation or by these By-laws, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

         SECTION 5. QUORUM OF DIRECTORS. At all meetings of the Board of Directors a majority of the Directors shall constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         SECTION 6. ACTION WITHOUT MEETINGS. Any action required or permitted to be taken at a meeting of the Board of Directors or any committee may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the Board of Directors or committee, as the case may be.

         SECTION 7. TELEPHONE MEETINGS. The Directors may participate in and hold a meeting of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting pursuant to this section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

         SECTION 8. COMMITTEES. The Board of Directors may from time to time designate members of the Board to constitute committees, including an Executive Committee, which shall in each case consist of such number of Directors, not less than two, and shall have and may exercise such power, as the Board may determine and specify in the respective resolutions appointing them. A majority of all the members of any such committee may determine its action and fix the time and place of its meeting, unless the board of Directors shall otherwise provide. The Board of Directors shall have power at any time to change the number, subject as aforesaid, and members of any such committee, to fill vacancies and to discharge any such committee.

         SECTION 9. COMPENSATION. Directors shall receive such compensation for their services as Director as may be determined by resolution by the Board of Directors. The receipt of such compensation shall not preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

                                   ARTICLE V
                                    OFFICERS

         SECTION 1. ELECTION, NUMBER, QUALIFICATION, TERM, COMPENSATION. The officers of the Corporation shall be elected by the Board of Directors and shall consist of a President, a Vice-President, a Secretary and a Treasurer. The Board of Directors may also elect a Chairman of the Board, additional Vice Presidents, one or more Assistant Secretaries and Assistant Treasurers, and such other officers and assistant officers and agent as it shall deem necessary, who shall hold their offices for such terms and shall have such authority and exercise such powers and perform such duties as shall be determined from time to time by the Board of resolution not inconsistent with these By-Laws. Two or more offices may be held by the same person, except that the offices of President and Secretary may not be held by the same person. None of the officers need be Directors. The Board of Directors shall have the power to enter into contracts for the employment and compensation of officers for such terms as the Board deems advisable. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.

         SECTION 2. REMOVAL. The officers of the Corporation shall hold office until their successors are elected or appointed and qualify, or until their death or until their resignation or removal from office. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board whenever in its judgment the best interests of the Corporation will be served thereby. Such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer shall not of itself create contract rights.

         SECTION 3. VACANCIES. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors.

         SECTION 4. AUTHORITY. Officers and agents shall have such authority and perform such duties in the management of the Corporation as may be provided in these By-laws or as may be determined by the Board of Directors, not inconsistent with these By-laws.

         SECTION 5. CHAIRMAN OF THE BOARD. The Chairman of the Board, if one is elected, shall preside at all meetings of the Board of Directors and shall have such other powers and duties as may from time to time be prescribed by the Board of Directors upon written directions given to him pursuant to resolutions duly adopted by the Board of Directors.

         SECTION 6. PRESIDENT. The President shall be the chief executive officer of the Corporation, shall have general and active management of their business and affairs of the Corporation, and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall preside at all meetings of the stockholders and at all meetings of the Board of Directors, unless a Chairman of the Board has been elected in which event the President shall preside at meetings of the Board of Directors in the absence or disability of the Chairman of the Board.

         SECTION 7. VICE PRESIDENTS. The Vice Presidents, in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and have the authority and exercise the powers of the President. They shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe or as the President may from time to time delegate.

         SECTION 8. SECRETARY. The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record all of the proceedings of the meetings of the Board of Directors and of the stockholders in a minute book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. He shall keep in safe custody the seal of the Corporation and, when authorized by the Board of Directors, shall affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of an Assistant Secretary or of the Treasurer.

         SECTION 9. TREASURER.

               (a) The Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts and records of receipts, disbursements and other transactions in books belonging to the Corporation, and shall deposit all moneys and other valuable effects in the same and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

               (b) The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render the President and the Board of Directors, at its regular meetings, or when the President or Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

               (c) If required by the Board of Directors, the Treasurer shall give the Corporation a bond of such type, character, and amount as the Board of Directors may require.

         SECTION 10. ASSISTANT SECRETARY AND ASSISTANT TREASURER. In the absence of the Secretary or Treasurer, an Assistant Secretary or Assistant Treasurer, whether one or more, respectively shall perform the duties of the Secretary or Treasurer, Assistant Treasurers may be required to give the bond as referenced in SECTION 9(c) of this ARTICLE V. The Assistant Secretary and Assistant Treasurer, in general, shall have such powers and perform such duties as the Treasurer or Secretary, respectively, or the Board of Directors or President may prescribe.

         SECTION 11. OTHER OFFICERS. The Board of Directors may also establish such other offices as said Board of Directors deems appropriate for the Corporations.

                                   ARTICLE VI
                        CERTIFICATES REPRESENTING SHARES

         SECTION 1. CERTIFICATES. The shares of the Corporation shall be represented by certificates signed by the President or a Vice-President and the Secretary or an Assistant Secretary of the Corporation, and may be sealed with the seal of the Corporation or a facsimile thereof. The signatures of the President or Vice President and the Secretary or Assistant Secretary upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. The certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued. Each certificate shall state on the face thereof the holder's name, the number and class of shares, and the par value of such shares or a statement that such shares are without par value.

         SECTION 2. PAYMENT, ISSUANCE. Shares may be issued for such consideration, not less than the par value thereof, as may be fixed from time to time by the Board of Directors. The consideration for the payment of shares shall consist of money paid, labor done, or property actually received. Shares may not be issued until the full amount of the consideration fixed therefor has been paid.

         SECTION 3. LOST, STOLEN, OR DESTROYED CERTIFICATES. The Board of Directors may direct a new Certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed upon the making of an affidavit of the fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, prescribe such indemnities as it deems adequate to protect the Corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

         SECTION 4. REGISTRATION OF TRANSFER. Shares of stock shall be transferable only on the books of the Corporation by the holder thereof in person or by his duly authorized attorney. Upon surrender to the Corporation or the Transfer Agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, a new certificate shall be issued to the person entitled thereto and the older certificate canceled and the transaction recorded upon the books of the Corporation.

         SECTION 5. REGISTERED OWNER. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

                                  ARTICLE VII
                                    DIVIDENDS

         SECTION 1. DECLARATION AND PAYMENT. Subject to statute and the Certificate of Incorporation, dividends may be declared by the Board of Directors, in its discretion, at any regular or special meeting, pursuant to law and may be paid in cash, in property, or in the Corporation's own shares.

         SECTION 2. RESERVES. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve fund for meeting contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interest of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

                                  ARTICLE VIII
                          INDEMNIFICATION AND INSURANCE

         SECTION 1. GENERAL INDEMNIFICATION. Subject to the provisions of
SECTION 3 of this ARTICLE VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         SECTION 2. INDEMNIFICATION IN ACTIONS BY OR IN THE RIGHT OF THE CORPORATION. Subject to the provisions of SECTION 3 of this ARTICLE VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect to any claim, issue, or matter as to which such person shall have been adjudged to be liable (i) for any breach of his duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which he derived an improper personal benefit unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

         SECTION 3. DETERMINATION OF STANDARD OF CONDUCT. Any indemnification under SECTIONS 1 and 2 of this ARTICLE VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he had met the applicable standard of conduct set forth in said SECTIONS 1 and 2. Such determination shall be made (1) by the Board of Directors, by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such quorum is not obtainable or, even if obtainable and a quorum of disinterested directors so directs, by independent legal counsel (who may be counsel to the Corporation) in a written opinion, or (3) by the stockholders.

         SECTION 4. SUCCESSFUL DEFENSE. If a Director or officer of the Corporation has been successful on the merits or otherwise as a party to any action, suit, or proceeding referred to in SECTIONS 1 and 2 of this ARTICLE VIII, or with respect to any claim, issue, or matter therein (to the extent that a portion of his expenses can be reasonably allocated thereto), he shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith.

         SECTION 5. EXPENSES DURING PROCEEDINGS. Expenses incurred in defending a civil, criminal, administrative, or investigative action, suit or proceeding, or threat thereof, may be paid by the Corporation in advance of the final disposition of such action suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to whom or on whose behalf any such amount is paid to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this ARTICLE VIII.

         SECTION 6. EXCLUSIVITY. The indemnification provided by this ARTICLE VIII shall not be deemed exclusive of any other rights to which any person indemnified may be entitled under any other By-law, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors, and administrators of such a person.

         SECTION 7. INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this ARTICLE VII or of Section 145 of the General Corporation Law of the State of Delaware.

         SECTION 8. DEFINITIONS. For the purposes of this ARTICLE VIII, references to "the Corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director or officer of such a constituent corporation or is or was serving at the request of such constituent corporation as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise shall stand in the same position under the provisions of this ARTICLE VIII with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity. For purposes of this ARTICLE VIII, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to

"serving at the request of the corporation" shall include any service as a director, officer, employee, or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this ARTICLE VIII.

                                   ARTICLE IX
                               GENERAL PROVISIONS

         SECTION 1. FISCAL YEAR. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

         SECTION 2. SEAL. The corporate seal shall be in such form as may be prescribed by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

         SECTION 3. MINUTES. The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its stockholders and Board of Directors, and shall keep at is registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of the shares held by each.

         SECTION 4. AMENDMENT. These By-laws may be altered, amended or repealed and new By-laws may be adopted by the Board of Directors at which a quorum is present, provided notice of the proposed alteration, amendment, or repeal is contained in the notice of the meeting.

         SECTION 5. NOTICE. Any notice to Directors or stockholders shall be in writing and shall be delivered personally or mailed to the Directors or stockholders at their respective addresses appearing on the books of the Corporation. Notice by mail shall be deemed to be given at the time when the same shall be deposited in the United States mail, postage prepaid. Notice to Directors may also be given by facsimile telecommunication. Whenever any notice is required to be given under the provisions of applicable statutes or of the Certificate of Incorporation or of these By-laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the given of such notice.

                                   ARTICLE X
                       RESTRICTIONS ON TRANSFER OF SHARES

               The Stockholders may adopt such agreements restricting the sale, assignment, transfer, or other hypothecation of the Corporation's shares of stock as may be permitted by the statutes or by the Certificate of Incorporation. Copies of such agreements shall be filed with the Secretary of the Corporation.